Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-280720) of Telecom Argentina S.A. of our report dated February 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L.

/s/ Alejandro Javier Rosa
Autonomous City of Buenos Aires, Argentina
February 28, 2025

Price Waterhouse & Co. S.R.L., Bouchard 557, 8th floor, C1106ABG - Autonomous City of Buenos Aires, Argentina

T: +(54.11) 4850.0000, www.pwc.com/ar